As filed with the Securities and Exchange Commission on October 29, 2025.

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCE AUTO PARTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-2049910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609
(Address of Principal Executive Office)( Zip Code)

Advance Auto Parts, Inc. 2023 Omnibus Incentive Compensation Plan, as amended effective May 14, 2025
(Full title of the plan)

Jeffrey R. Vining
Advance Auto Parts, Inc.
4200 Six Forks Road
Raleigh, North Carolina 27609
(Name and address of agent for service)

(540) 362-4911
(Telephone Number, including area code, for agent for service)

Copy to:
John Beckman
Hogan Lovells US LLP
Columbia Square
555 Thirteenth Street, N.W.
Washington, DC 20002
Telephone: (202) 637 5600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed solely for the purpose of registering 2,170,000 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of Advance Auto Parts, Inc. (the “Registrant”) to be offered to participants under the Advance Auto Parts, Inc. 2023 Omnibus Incentive Compensation Plan, as amended effective May 15, 2025 (the “Omnibus Plan”). On February 12, 2025, the Board of Directors of the Registrant approved an amendment to the Omnibus Plan (the “Amendment”) to increase the shares authorized for issuance under the Omnibus Plan by 2,170,000 shares, subject to the approval of the Registrant’s stockholders. On May 15, 2025, the Registrant’s stockholders approved the Amendment. This Post-Effective Amendment No. 1 is being filed in order to register such shares. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (Registration Statement No. 333-272497 filed with the Securities and Exchange Commission on June 7, 2023 relating to the Omnibus Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K for the year ended December 28, 2024, filed with the Commission on February 26, 2025 (including the portions of the Registrant’s definitive proxy statement for the 2025 annual meeting of stockholders filed on March 21, 2025);

(b)    The Registrant’s Quarterly Reports on Form 10-Q for the periods ended April 19, 2025, filed with the Commission on May 22, 2025, and July 12, 2025, filed with the Commission on August 14, 2025;

(c)    The Registrant’s Current Reports filed with the Commission on February 6, 2025, February 19, 2025, February 26, 2025 (Items 1.01 and 9.01), March 20, 2025, May 19, 2025; July 24, 2025 (Items 1.01, 8.01 and portions of 9.01), August 5, 2025 and August 14, 2025.

(d)    The description of the Registrant’s Common Stock contained in the Registrant’s Annual Report on Form 10-K filed with the Commission on February 18, 2020, including all amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished under either Item 2.02 or Item 7.01 (and not filed) on any Current Report on Form 8-K or Form 8-K/A shall not be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Exhibit Description

3.1
Fifth Amendment to The Restated Certificate of Incorporation of Advance Auto Parts, Inc., effective August 9, 2024 (incorporated by reference to the same numbered exhibit to Form 10-Q filed by the Registrant with the Commission on August 22, 2024)

3.2
Amended and Restated Bylaws of Advance Auto Parts, Inc., effective August 8, 2023 (incorporated by reference to the Exhibit 3.1 to the Form 8-K filed by the Registrant with the Commission on August 14, 2023).

4.1
Advance Auto Parts, Inc. 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the Commission on April 7, 2023).

4.2
First Amendment to Advance Auto Parts, Inc. 2023 Omnibus Incentive Compensation Plan, dated May 14, 2025 (incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed by the Registrant with the Commission on March 21, 2025).

5.1	Opinion of Hogan Lovells US LLP as to the legality of the securities being registered (filed herewith).
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP (filed herewith).
24.1	Power of Attorney (included in signature page to Registration Statement).
107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on October 29, 2025.

ADVANCE AUTO PARTS, INC.

By:	/s/ SHANE M. O’KELLY
Name:	SHANE M. O’KELLY
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey R. Vining and Amenda L. Keister his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the date indicated:

Signature	Title	Date

/s/ Shane M. O’Kelly	President, Chief Executive Officer and Director (Principal Executive Officer)	October 29, 2025
Shane M. O'Kelly

/s/ Ryan P. Grimsland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 29, 2025
Ryan P. Grimsland

/s/ Michael P. Beland	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	October 29, 2025
Michael P. Beland

/s/ Eugene I. Lee, Jr.	Chairman and Director	October 29, 2025
Eugene I. Lee, Jr.

/s/ Carla J. Bailo	Director	October 29, 2025
Carla J. Bailo

/s/ John F. Ferraro	Director	October 29, 2025
John F. Ferraro

/s/ Joan M. Hilson	Director	October 29, 2025
Joan M. Hilson

/s/ Jeffrey J. Jones II	Director	October 29, 2025
Jeffrey J. Jones II

/s/ Thomas W. Seboldt	Director	October 29, 2025
Thomas W. Seboldt

/s/ Gregory L. Smith	Director	October 29, 2025
Gregory L. Smith

/s/ A. Brent Windom	Director	October 29, 2025
A. Brent Windom